UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 13, 2019

MARRONE BIO INNOVATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36030	20-5137161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1540 Drew Avenue, Davis, CA 95618

(Address of Principal Executive Offices, and Zip Code)

(530) 750-2800

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	MBII	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.01. Completion of Acquisition or Disposal of Assets.

On September 13, 2019, Marrone Bio Innovations, Inc. (the “Company”) completed its previously announced acquisition of Pro Farm Technologies OY, a Finnish limited company (“Pro Farm”), an agriculture technology company developing and producing seed treatments and fertilizers that aim to proactively support and enhance general plant physiology.

The Company acquired Pro Farm pursuant to a share purchase agreement (the “Share Purchase Agreement”), dated as of August 7, 2019, by and among the Company, Pro Farm, the shareholders of Pro Farm (the “Shareholders”) and Matti Tiainen, as representative of the Shareholders. Pursuant to the Share Purchase Agreement, the Company acquired from the Shareholders all the issued and outstanding equity interests in Pro Farm for an aggregate value of $31.8 million, including a combination of $6.2 million in cash and 12.7 million shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), paid to Pro Farm’s equity holders, debt holders and advisors, as well as certain additional shares of Common Stock that may be payable each year from 2021 through 2024, in an aggregate amount of approximately $7.5 million, based upon the achievement of specified milestones related to profit from a distributor, annual revenues, annual earnings before interest, taxes, depreciation and amortization (“EBITDA”) and maintenance of an allowable financing allowance.

Pro Farm is now a wholly owned subsidiary of the Company.

The foregoing description of the Share Purchase Agreement is not complete and is qualified in its entirety by reference to the Share Purchase Agreement, a copy of which is filed as Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on August 8, 2019 and is incorporated herein in its entirety by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information in Item 2.01 with respect to the issuance of shares of the Company’s Common Stock is incorporated by reference into this Item 3.02.

The issuance of such shares is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Regulation S promulgated under the Securities Act. The shares of Common Stock issued to the Shareholders may not be offered or sold in the United States absent registration or exemption from registration under the Securities Act, and any applicable state securities laws.

Item 8.01. Other Events.

On September 16, 2019, the Company issued a press release announcing the closing of the Share Purchase Agreement. Copies of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The Company intends to file the financial statements required by Item 9.01(a) by an amendment to this Current Report on Form 8-K (this “Report”) no later than 71 days following the date that this Report is required to be filed.

(b) Pro Forma Financial Information.

The Company intends to file pro forma financial information required by Item 9.01(b) in an amendment to this Report no later than 71 days following the date that this Report is required to be filed.

(d) Exhibits.

Exhibit Number	Description

10.1*	Share Purchase Agreement, dated August 7, 2019, by and among Marrone Bio Innovations, Inc., Pro Farm Technologies OY, the Shareholders and Matti Tiainen as Shareholders’ Representative (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on August 8, 2019).

99.1	Press Release dated September 16, 2019.

* Confidential portions of this exhibit have been omitted as permitted by applicable regulations.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRONE BIO INNOVATIONS, INC.

Date: September 16, 2019	By:	/s/ Linda V. Moore
	Name:	Linda V. Moore
	Title:	Executive Vice President, General Counsel and Corporate Secretary